040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20110666811-62
Filing Date and Time
09/14/2011 11:23 AM
Entity Number
E0511362011-7

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	LUCY'S WATER WORLD INC
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ____ Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) CHARLES SMITH Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 4790 CAUGHLIN PKWY #387 (Street Address) RENO (City) Nevada 89519 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) COREY CHIU (Name) 4790 CAUGHLIN PKWY #387 (Street Address) RENO (City) NV (State) 89519 (Zip Code) 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	CHARLES SMITH (Name) X CHARLES SMITH (Incorporator Signature) 4790 CAUGHLIN PKWY #387 (Address) RENO (City) NV (State) 89519 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X CHARLES SMITH Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 9/14/2011 Date

This form must be accompanied by appropriate fees.

600-22-9360